SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): November 1, 2004

NCO GROUP, INC.
(Exact name of Registrant as specified in its charter)

Pennsylvania	0-21639	23-2858652
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

507 Prudential Road, Horsham, Pennsylvania 19044
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (215) 441-3000

Item 2.02.           Results of Operations and Financial Condition.

     On November 1, 2004, the Company issued a press release announcing its results of operations for the third quarter of 2004. A copy of that press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

     The Company disclaims any obligation to update the information in this Report as a result of new information, future events, or otherwise.

Item 9.01           Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

Not Applicable

(b)	Pro Forma Financial Information

Not Applicable

(c)	Exhibits

99.1 Press Release of NCO Group, Inc. dated November 1, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCO GROUP, INC.

By:	Steven L. Winokur
Executive Vice President, Finance
and Chief Financial Officer

Date: November 2, 2004